UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2005

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place
11701 Luna Road
Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

The information contained in Item 5.02 of this Current Report on Form 8-K is incorporated herein.

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Barbara D. Stinnett

On September 20, 2005, the Board of Directors of i2 Technologies, Inc. (the “Company”) approved the hiring of Barbara D. Stinnett as Executive Vice President of Customer Operations and Chief Customer Officer (“EVP and CCO”) of the Company. Ms. Stinnett is 46 years old.

On October 3, 2005, the Company executed an Employment Agreement (the “Employment Agreement”) with Ms. Stinnett providing for Ms. Stinnett to serve as EVP and CCO for an initial term beginning on October 3, 2005 (“Hire Date”) and expiring October 2, 2006 (the “Initial Term”), at which time the employment relationship becomes at will, unless otherwise agreed by the Company and Ms. Stinnett in writing. The Employment Agreement provides that the Company will pay Ms. Stinnett a salary equivalent to $475,000 per annum. Ms. Stinnett will also be entitled, during the Initial Term, to an incentive payment of up to 50% of her Base Salary. Under the terms of the Employment Agreement, the Company will pay certain relocation benefits for Ms. Stinnett’s relocation to Dallas, Texas.

Pursuant to the terms of the Employment Agreement and as approved by the compensation committee of the Board, on the Hire Date, Ms. Stinnett will be granted: (i) 15,000 shares of the Company’s common stock, par value $0.00025 (the “Common Stock”), in the form of Share Rights Awards vesting in three (3) substantially equal installments upon the initial three anniversaries of the Hire Date; and (ii) an option to purchase 100,000 shares (the “Option Shares”) of Common Stock at an exercise price equal to the fair market value of the Common Stock on the Hire Date, vesting and exercisable immediately with respect to 1% of the Option Shares, one year from the Hire Date with respect to 24% of the Option Shares, and in thirty-six (36) equal monthly installments thereafter with respect to the remaining Option Shares (provided Ms. Stinnett is still employed by the Company as EVP and CCO on the installment vesting dates). Both of these grants will be made under the Company’s 1995 Stock Option/Stock Issuance Plan (the “1995 Plan”).

Ms. Stinnett is joining the Company after having served as Vice President and General Manager, North America of Sybase, Inc. (“Sybase”) since 2004. She joined Sybase in 2003 as Worldwide Vice President and General Manager, Business Intelligence Group. From 2001 to 2003, Ms. Stinnett worked at Hewlett-Packard Company (“HP”), where she was the company’s Worldwide Vice President and General Manager, Field Operations and Presales. From 2000 to 2001, Ms. Stinnett worked at HP as Worldwide Senior Director and General Manager, Competitive Sales Organization. From 1981 to 2000, Ms. Stinnett held various positions with HP including Worldwide Senior Director and General Manager, Network and Service Provider Services.

A copy of the Employment Agreement is attached as Exhibit 10.1. A copy of the Company’s press release dated October 3, 2005 announcing the appointment of Ms. Stinnett is attached to this report as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Employment Agreement between the Company and Barbara D. Stinnett

99.1	Press release dated October 3, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

i2 TECHNOLOGIES, INC.

By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President and Chief Financial Officer

Dated: October 3, 2005

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Employment Agreement between the Company and Barbara D. Stinnett

99.1	Press Release dated October 3, 2005